UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2007

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 27, 2007, we executed a fourth amendment to the credit agreement dated June 7, 2006. Pursuant to the fourth amendment, the maximum amount of principal that may be borrowed was increased from $175.0 million to $200.0 million. No other key terms of the credit agreement were modified under the fourth amendment. On July 30, 2007, we borrowed $58.5 million to fund the acquisition of Callaway Partners, LLC described below. After consideration of this borrowing, the aggregate amount of borrowings outstanding as of August 1, 2007 totaled $162.5 million and bears a current weighted-average interest rate of 6.1%. All outstanding borrowings are due upon the expiration of the credit agreement on February 23, 2012, unless repaid earlier.

On July 29, 2007, we acquired Callaway Partners, LLC (“Callaway”) pursuant to an Asset Purchase Agreement dated as of July 28, 2007 (the “Agreement”). Under the terms of the Agreement, we acquired substantially all of the assets of Callaway for a purchase price at closing of approximately $60.0 million in cash, subject to standard post-closing adjustments. As described in detail in the Agreement, additional purchase consideration is payable in cash if specific performance targets are met over the five-year period beginning on January 1, 2008 and ending on December 31, 2012. The amount of additional purchase consideration that may become payable is not determinable at this time, but the aggregate amount that potentially may be paid could be significant. We would expect, however, to fund such payments using cash flows generated from our operations.

The foregoing descriptions are qualified in their entirety by reference to the text of the Fourth Amendment to Credit Agreement and the Asset Purchase Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information from Item 1.01 above regarding the acquisition of Callaway Partners, LLC is incorporated herein by reference in its entirety.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information from Item 1.01 above regarding the amendment to our credit agreement is incorporated herein by reference in its entirety.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual performance or achievements to be materially different from any expressed by these forward-looking statements. Please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and in other documents that we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited financial statements of Callaway Partners, LLC will be filed by amendment to this report no later than October 15, 2007.

(b)	Pro forma financial information.

The pro forma financial information for the acquisition of Callaway Partners, LLC will be filed by amendment to this report no later than October 15, 2007.

(d)	Exhibits.

Exhibit 2.1	Asset Purchase Agreement by and among Callaway Partners, LLC, Huron Demand LLC, and certain current and former members of Callaway Partners, LLC, dated as of July 28, 2007.

Exhibit 10.1	Fourth Amendment to Credit Agreement, dated as of July 27, 2007.

Exhibit 99.1	Press release, dated July 31, 2007, announcing the acquisition of Callaway Partners, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: August 2, 2007	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 2.1	Asset Purchase Agreement by and among Callaway Partners, LLC, Huron Demand LLC, and certain current and former members of Callaway Partners, LLC, dated as of July 28, 2007.

Exhibit 10.1	Fourth Amendment to Credit Agreement, dated as of July 27, 2007.

Exhibit 99.1	Press release, dated July 31, 2007, announcing the acquisition of Callaway Partners, LLC.